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                                                                  EXHIBIT 10.43

                                   AMRE, INC.

                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT is made as of the 11th day of October, 1995, between AMRE, Inc., a Delaware corporation (the "Company"), and Ronald L. Bliwas, (the "Optionee").

        In recognition of the Optionee's services as a director of the Company, the Company has, as of the date first above written, granted to the Optionee a stock option, and the Optionee has accepted the option. Therefore, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                        I. GRANT AND EXERCISE OF OPTION

        1.1 Grant of Option. The Company has granted to the Optionee an option (the "Option") to purchase an aggregate of 20,000 shares of common stock, $0.01 par value, of the Company at a price of $4.50 per share (the "Exercise Price"), subject to the terms and conditions hereinafter set forth. The Option is a non-qualified option and is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        1.2 Vesting of Option. The Option shall become exercisable on October 11, 1996, the anniversary date of the granting of the Option, if the Optionee continues to serve as a director of the Company on said date. All or any part of the shares with respect to which the right to purchase has vested may be purchased at the time of such vesting or at any time or times thereafter during the term of the Option.

        1.3 Term of Option. The term of the Option is ten years from the date of the granting of the Option, subject to earlier termination as provided in Section II hereof.

        1.4 Exercise of Option. The Option may be exercised by giving written notice to the Company, addressed to its corporate headquarters, attention of the Secretary, specifying the number of shares to be purchased, accompanied by payment in full of the Exercise Price, either in cash or by check, bank draft or money order.
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        1.5     Restrictions on Exercise. If at any time the Company
determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares subject to the Option, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                   II. TERMINATION OF SERVICES AS A DIRECTOR

        2.1 Termination Before the Option Becomes Exercisable. If the Optionee ceases to serve as a director of the Company for any reason whatsoever before the date that the Option shall first have become exercisable, then the Option shall immediately terminate and all rights with respect thereto shall be forfeited.

        2.2 Death. If the Optionee ceases to be a director of the Company by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right at any time or times during the term of the Option to exercise the Option to the extent that the Option was exercisable prior to the date of death and had not been so exercised.

                               III. MISCELLANEOUS

        3.1 Nontransferability of Option. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

        3.2 Changes in Capital Structure. In the event that the number of shares of common stock of the Company shall be changed by reason of stock splits, combinations of shares, recapitalizations, mergers, consolidations or stock dividends, the number of shares then subject to the Option shall be proportionately adjusted so as


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to reflect such change; and, in such event, the Exercise Price shall be proportionately increased or decreased, as the case may be, all to prevent dilution or enlargement of the rights of the Optionee. No adjustment provided for in this Paragraph 3.2 shall require the issuance of any fractional shares.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        AMRE, INC.

                                        By: /s/ ROBERT M. SWARTZ
                                           ----------------------------
                                           Robert M. Swartz
                                           President


                                        OPTIONEE:

                                        /s/ RONALD L. BLIWAS
                                        --------------------------------
                                        Ronald L. Bliwas




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